Exhibit 99.1

Metabolix Appoints Stephen J. Large to Board of Directors

CAMBRIDGE, Mass.—March 28, 2012 — Metabolix, Inc. (NASDAQ: MBLX), a bioscience company focused on developing clean, sustainable solutions for plastics, chemicals and energy, today announced that it has appointed Stephen J. Large to its board of directors. Mr. Large brings more than 25 years of experience in the global chemicals industry to the Company’s board.  The appointment is effective as of Monday, March 26, 2012.

“As a veteran of the global chemicals industry, Steve brings both operational expertise and deep market knowledge to the board,” said Richard P. Eno, President and CEO of Metabolix. “We look forward to Steve’s insight as we execute our business strategy around the delivery of sustainable, differentiated alternatives to conventional plastics and chemicals.”

Since 2008, Mr. Large has served as president and chief executive officer of Schenectady, New York-based SI Group, Inc., a private global company specializing in the development and manufacturing of chemical intermediates. Mr. Large also previously served SI Group as president and chief operating officer. Prior to joining SI Group, Mr. Large spent 15 years with Minnesota-based H.B. Fuller, an adhesives, sealants and coatings company, in numerous global roles, including his most recent position as president of the specialty group.  Mr. Large also served as general manager and director of South African chemical manufacturer T&C Chemical Industries PTY Ltd. He holds a bachelor’s degree in polymer science and technology from the Plastics and Rubber Institute at Manchester Polytechnic in the United Kingdom.

“A transformation of the global chemicals industry will gain momentum over the coming years as brand owners and consumers increasingly seek ‘green’ alternatives to conventional plastics and chemicals from fossil fuels. Metabolix’s technology platforms and product offerings are industry leading and uniquely suited to the trends emerging in the market for biobased plastics and chemicals,” said Mr. Large. “I look forward to working with the board of directors and Metabolix to capture the commercial potential of this growing market.”

About Metabolix

Founded in 1992, Metabolix, Inc. is an innovation-driven bioscience company focused on providing sustainable solutions for the world’s needs for plastics, chemicals and energy. The Company is taking a systems approach, from gene to end product, integrating sophisticated biotechnology with advanced industrial practice. Metabolix is developing biosourced industrial chemicals and plastics, as well as a proprietary platform technology for co-producing plastics, chemicals and energy from crops.

For more information, please visit www.metabolix.com. (MBLX-G)

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding Mr. Large’s potential contribution to Metabolix, the future of the global chemicals industry, expectations for commercialization of Metabolix products and technology, and executing our business strategy, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated and are detailed in Metabolix’s filings with the Securities and Exchange Commission including the 2011 10-K filed March 12, 2012. Metabolix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Media:
Metabolix
Lynne Brum, 617-682-4693 LBrum@metabolix.com
or
Schwartz MSL Boston
Keith Giannini or Kirsten Swenson, 781-684-0770
metabolix@schwartzmsl.com
or
Investors:
ICR
James Palczynski, 203-682-8229
james.palczynski@icrinc.com